Exhibit 16.1

March 6, 2023

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:  Genprex, Inc. Changes in Registrant’s Certifying Accountant

We have read the statements made by Genprex, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of the Company dated March 6, 2023, and agree with such statements contained therein as they pertain to our firm.

Sincerely,

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

Boca Raton, Florida